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                                                                   EXHIBIT 10.52

                                AMENDMENT 1999-1

                              BECKMAN COULTER, INC.
                                  SAVINGS PLAN


         WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation maintains the Beckman Coulter, Inc. Savings Plan (the "Plan"); and

         WHEREAS, the Company now desires to amend the Plan to clarify certain provisions; and

         WHEREAS, the Company has the right to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of adoption of this Amendment 1999-1, except as otherwise indicated below:

         1. The definition of "Committee" in Section 1.2 of the Plan is hereby amended to read as follows:

                  "'Committee' shall mean the Benefits Finance and Administration Committee appointed by the Board pursuant to
                  Article VII."

         2. The definition of "Plan Compensation" in Section 1.2 of the Plan is hereby amended by adding the following as a new fourth sentence; such amendment is considered a clarification of the previous intent of the Company, and does not constitute a substantive change:

                  "Plan Compensation shall not include amounts deferred under the Company's non-qualified deferred compensation programs, such as its Executive Deferred Compensation Plan and Executive Restoration Plan."

         3. Effective September 1, 1998, the first sentence of Section 6.8 is hereby amended to read as follows:

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                  "The total number of withdrawals referred to in Sections 6.1,
                  6.2, 6.3, 6.4 and 6.5 shall not exceed four in any Plan Year for any Participant."

         4. The first sentence of Section 7.1 of the Plan is amended to read as follows:

                  "The Committee is the Benefits Finance and Administration Committee, which is appointed by, and serves at the pleasure of, the Board."

         5. The reference to the "Committee" in Section 8.1 of the Plan is changed to a reference to the "Corporate Benefits Committee" of the Company.

         6. Section 9.11(c)(2) shall be amended by adding the following to the end of the section:

                  "Loan repayments may be suspended during a Participant's active military service, as provided in Code Section 414(u)(4)."

         7. Effective September 1, 1998, Section 9.11(c)(3)(B) of the Plan shall be deleted and Section 9.11(c)(3)(C) shall be redesignated as Section 9.11(c)(3)(B).

         8. Effective January 1, 2000, Section 1.2(c) of Appendix A shall have no further force and effect.

         9. Effective October 21, 1996, Section 1 of Appendix C is amended by adding the following to the end of the section:

                  "Genomyx Corporation was added as a Participating Affiliate effective October 21, 1996; provided, however, that employees of Genomyx Corporation were not entitled to allocations of Company Matching Contributions."

         10. Effective May 1, 1998, Section 1 of Appendix C is amended by adding the following to the end of the section:

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                  "Effective May 1, 1998, the employees of Genomyx Corporation became employees of the Company, and they therefore became eligible for allocations of Company Matching Contributions from that time forward."

         11. Effective July 28, 1999, Section 1 of Appendix C is amended by adding the following to the end of the section:

                  "Each individual who became a Covered Employees as a result of the 'Strategic Alliance and Cross Distribution Agreement between Beckman Coulter, Inc. and C.H. Werfen S.A.,' signed July 28, 1999 (sometimes referred to as 'MLA and Ortho employees'), shall be credited for purposes of determining eligibility under this Plan with such individual's service with the C.H. Werfen S.A. entity which employed such individual prior to becoming a Covered Employee."

         12. Effective October 31, 1997, Section 1 of Appendix F is amended to provide as follows:

                  "Each Covered Employee who as of October 31, 1997 was classified by the Company as an employee rendering services to Coulter Corporation is subject to the provisions of the Appendix F (a "Coulter Employee"). With respect to individuals not employed by the Company as of October 31, 1997 the following rules shall apply: (1) If such Covered Employee had no prior service with Beckman Instruments, Inc. or Coulter Corporation, and the Covered Employee's first Hour of Service is performed at a facility, location or operation determined by the Company to be primarily related to the portion of the Company's business acquired through the acquisition of Coulter Corporation, that person shall be a "Coulter Employee" for purposes of this Appendix F. (2) If such a Covered

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                  Employee's first Hour of Service is after October 31, 1997, and he has prior service with either Coulter Corporation or Beckman Instruments, Inc., then he shall be classified as a "Coulter Employee" upon rehire if he was most recently employed by Coulter Corporation (rather than Beckman Instruments, Inc.) prior to October 31, 1997. Otherwise, upon rehire by the Company he shall be classified as a "Beckman Employee." The initial classification of an Employee as a "Coulter Employee" or "Beckman Employee" shall continue notwithstanding any change to the Employee's facility, location or operation or any subsequent termination and rehire."

         13. Effective September 1, 1998, the first sentence of subsection 6(5) of Appendix F of the Plan is amended to provide as follows:

                  "(5) Amounts credited to a Coulter Employee's "Pension Plan Account" and "Retirement Plus Account" under the Plan shall be available for distribution as provided under Section 6.6 after the Coulter Employee's Severance from Service, or after the Coulter Employee reaches age 70-1/2, pursuant to Section 6.10(b)"

         14. Effective September 1, 1998, the second sentence of the first paragraph of Section 7 of Appendix F is amended to read as follows:

                  "Commencing September 1, 1998, as of the end of each calendar quarter (ending march 31, June 30, September 30, and December
                  31) in each Plan Year, the Company shall make a "Retirement Plus Contribution" to the Retirement Plus Contributions Account of each Coulter Employee who, as of the last working day of that quarter (i) is a Covered Employee and (ii) has completed a twelve month Period of Service with the Company or a Related Company.

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         15. Effective September 1, 1998, the first sentence of the second paragraph of Section 7 of Appendix F is amended to read as follows:

                  "In addition, for each Coulter Employee who was (1) hired on or before November 1, 1995, (2) was employed by Coulter Corporation on March 31, 1996, and (3) was a participant in the Coulter Corporation Pension Plan on March 31, 1996, the Company shall make the quarterly contribution shown in the following table to the Retirement Plus Contributions Account of each such Coulter Employee who is a Covered Employee on the last working day of that quarter."

                  IN WITNESS WHEREOF, this Amendment 1999-1 is hereby adopted this 20th day of December, 1999.

                                         BECKMAN COULTER, INC.


                                         By /s/ Fidencio M. Mares
                                            ------------------------------------
                                            Fidencio M. Mares
                                            Its Vice President - Human Resources